PRINCIPAL FUNDS, INC.
CONTRACTUAL FEE WAIVER AGREEMENT
AGREEMENT to be effective August 13, 2026, by and between Principal Funds, Inc. (the “Fund”) and Principal Global Investors, LLC (the “Advisor”) (together, the “Parties”).
The Advisor has contractually agreed to limit the Fund’s expenses (excluding interest expense, expenses related to fund investments, acquired fund fees and expenses, expenses related to the ReFlow liquidity program, and other extraordinary expenses) on certain share classes of certain of the Funds. For avoidance of doubt, the expenses associated with collecting tax reclaims in foreign countries, such as countries in the European Union, for taxes withheld in prior years are extraordinary expenses and, as such, are excluded from the expense limits. The reductions and reimbursements are in amounts that maintain total operating expenses at or below certain limits. The limits are expressed as a percentage of average daily net assets attributable to each respective class on an annualized basis. The expenses borne by the Advisor are subject to reimbursement by the Funds through the fiscal year end, provided no reimbursement will be made if it would result in the Funds exceeding the total operating expense limits. The operating expense limits are attached on Schedule A to this Agreement.
Further, the Advisor has contractually agreed to waive a portion of the management fee it receives from certain Funds. The waiver is expressed as a percentage of average daily net assets. The management fee waivers are attached as Schedule B to this Agreement.
The Agreement embodies the entire agreement of the Parties relating to the subject matter hereof. This Agreement supersedes all prior agreement and understandings, and all rights and obligations thereunder are hereby canceled and terminated. No amendment or modification of this Agreement will be valid or binding unless it is in writing by the Parties.
This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Each Party agrees that electronic signatures of the Parties included in this Agreement are intended to authenticate this writing and to have the same force and effect as manual signatures. Electronic signature means any electronic sound, symbol, or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record, including facsimile or email electronic signatures.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed effective as of the day and year first written above.

PRINCIPAL FUNDS, INC.		PRINCIPAL GLOBAL INVESTORS, LLC

By:	/s/ Adam U. Shaikh	By:	/s/ John L. Sullivan
Name:	Adam U. Shaikh	Name:	John L. Sullivan
Title:	Vice President, Assistant General Counsel, and Assistant Secretary	Title:	Assistant General Counsel

By:	/s/ Deanna Y. Pellack	By:	/s/ David P. Michalik
Name:	Deanna Y. Pellack	Name:	David P. Michalik
Title:	Counsel and Secretary	Title:	Counsel

SCHEDULE A

Series	Class A	Class J	Institutional Class	Expiration
California Municipal Fund	N/A	N/A	0.46%	02/28/2027
Core Fixed Income Fund	N/A	N/A	0.43%	02/28/2027
Core Plus Bond Fund	0.80%	N/A	0.48%	02/28/2027
Diversified International Fund	N/A	N/A	0.85%	02/28/2027
Equity Income Fund	N/A	N/A	0.52%	02/28/2027
Finisterre Emerging Markets Total Return Bond Fund	N/A	N/A	0.85%	02/28/2027
Global Emerging Markets Fund	1.45%	1.30%	1.10%	02/28/2027
Global Real Estate Securities Fund	N/A	N/A	0.94%	02/28/2027
Government & High Quality Bond Fund	N/A	N/A	0.53%	02/28/2027
Government Money Market Fund	N/A	N/A	0.20%	02/28/2027
High Yield Fund	N/A	N/A	0.60%	02/28/2027
International Equity Fund	N/A	N/A	0.79%	02/28/2027
MidCap Value Fund I	N/A	N/A	0.69%	02/28/2027
Money Market Fund	0.50%	N/A	N/A	02/28/2027
Multi-Sector Income Fund[1]	N/A	N/A	0.66%	02/29/2028
Overseas Fund	N/A	N/A	0.91%	02/28/2027
Principal LifeTime 2050 Fund	0.38%	N/A	N/A	02/28/2027
Principal LifeTime 2060 Fund	N/A	0.38%	N/A	02/28/2027
Principal LifeTime 2070 Fund	N/A	0.30%	0.05%	02/28/2027
Principal LifeTime Hybrid 2015 Fund	N/A	N/A	0.05%	02/28/2027
Principal LifeTime Hybrid 2020 Fund	N/A	N/A	0.05%	02/28/2027
Principal LifeTime Hybrid 2025 Fund	N/A	N/A	0.05%	02/28/2027
Principal LifeTime Hybrid 2030 Fund	N/A	N/A	0.05%	02/28/2027
Principal LifeTime Hybrid 2035 Fund	N/A	N/A	0.05%	02/28/2027
Principal LifeTime Hybrid 2040 Fund	N/A	N/A	0.05%	02/28/2027
Principal LifeTime Hybrid 2045 Fund	N/A	N/A	0.05%	02/28/2027
Principal LifeTime Hybrid 2050 Fund	N/A	N/A	0.05%	02/28/2027
Principal LifeTime Hybrid 2055 Fund	N/A	N/A	0.05%	02/28/2027
Principal LifeTime Hybrid 2060 Fund	N/A	0.30%	0.05%	02/28/2027
Principal LifeTime Hybrid 2065 Fund	N/A	0.30%	0.05%	02/28/2027
Principal LifeTime Hybrid 2070 Fund	N/A	0.30%	0.05%	02/28/2027
Principal LifeTime Hybrid Income Fund	N/A	N/A	0.05%	02/28/2027
Principal LifeTime Strategic Income Fund	0.38%	N/A	0.00%	02/28/2027
Real Estate Securities Fund	N/A	N/A	0.86%	02/28/2027
SmallCap Fund	N/A	N/A	0.85%	02/28/2027
SmallCap S&P 600 Index Fund	N/A	N/A	0.21%	02/28/2027
SmallCap Value Fund II	N/A	N/A	0.93%	02/28/2027
Tax-Exempt Bond Fund	N/A	N/A	0.45%	02/28/2027

Series	Class R-3	Class R-5	Expiration
Government & High Quality Bond Fund	0.98%	0.67%	02/28/2027
Principal LifeTime 2070 Fund	0.62%	0.31%	02/28/2027

In addition, the Advisor has contractually agreed to limit the expenses identified as “Other Expenses” related to certain share classes of certain of the Funds by paying, if necessary, expenses normally payable by the Fund (excluding interest expense, expenses related to fund investments, acquired fund fees and expenses, expenses related to the ReFlow liquidity program, and other extraordinary expenses) to maintain "Other Expenses" (expressed as a percent of average net assets on an annualized basis) at or below certain limits. For avoidance of doubt, the expenses associated with collecting tax reclaims in foreign countries, such as countries in the European Union, for taxes withheld in prior years are extraordinary expenses and, as such, are excluded from the expense limits. The limits are expressed as a percent of average net assets on an annualized basis. The Other Expenses limits and the agreement terms are as follows:

Series	Class R-6	Expiration
Diversified International Fund	0.04%	02/28/2027
Government Money Market Fund	0.00%	02/28/2027
International Bond Fund	0.04%	02/28/2027
Multi-Sector Income Fund[1]	0.02%	02/29/2028
Principal LifeTime Hybrid 2015 Fund	0.02%	02/28/2027
Principal LifeTime Hybrid 2020 Fund	0.02%	02/28/2027
Principal LifeTime Hybrid 2025 Fund	0.02%	02/28/2027
Principal LifeTime Hybrid 2045 Fund	0.02%	02/28/2027
Principal LifeTime Hybrid 2050 Fund	0.02%	02/28/2027
Principal LifeTime Hybrid 2055 Fund	0.02%	02/28/2027
Principal LifeTime Hybrid 2060 Fund	0.02%	02/28/2027
Principal LifeTime Hybrid 2065 Fund	0.02%	02/28/2027
Principal LifeTime Hybrid 2070 Fund	0.02%	02/28/2027
Principal LifeTime Hybrid Income Fund	0.02%	02/28/2027
SmallCap Growth Fund I	0.01%	02/28/2027
SmallCap Value Fund II	0.02%	02/28/2027

Series	Class A	Class C	Institutional Class	Expiration
Blue Chip Fund	N/A	N/A	0.66%	12/30/2026
Diversified Real Asset Fund	1.20%	N/A	0.83%	12/30/2026
Global Listed Infrastructure Fund	N/A	N/A	0.65%	12/30/2026
Global Multi-Strategy Fund	N/A	N/A	1.39%	12/30/2026
International Equity Index Fund	N/A	N/A	0.28%	12/30/2026
International Small Company Fund	N/A	N/A	1.08%	12/30/2026
Opportunistic Municipal Fund	0.84%	N/A	0.56%	12/30/2026
Small-MidCap Dividend Income Fund	1.12%	1.87%	0.85%	12/30/2026
For Capital Securities Fund, the Advisor has agreed contractually to limit the Fund’s expenses attributable to Class S shares by paying expenses normally payable by the Fund (excluding interest expense, expenses related to fund investments, acquired fund fees and expenses, expenses related to the ReFlow liquidity program, and other extraordinary expenses) to maintain a total level of operating expenses (expressed as a percent of average net assets on an annualized basis) not to exceed 0.00%. For avoidance of doubt, the expenses associated with collecting tax reclaims in foreign countries, such as countries in the European Union, for taxes withheld in prior years are extraordinary expenses and, as such, are excluded from the expense limit. It is expected that the expense limit will continue permanently (and in any event, at least through December 30, 2026); however, Principal Funds, Inc. and the Advisor, the parties to the agreement, may mutually agree to terminate the expense limit.

In addition, the Advisor has contractually agreed to limit the expenses identified as “Other Expenses” related to certain share classes of certain of the Funds by paying, if necessary, expenses normally payable by the Fund (excluding interest expense, expenses related to fund investments, acquired fund fees and expenses, expenses related to the ReFlow liquidity program, and other extraordinary expenses) to maintain "Other Expenses" (expressed as a percent of average net assets on an annualized basis) at or below certain limits. For avoidance of doubt, the expenses associated with collecting tax reclaims in foreign countries, such as countries in the European Union, for taxes withheld in prior years are extraordinary expenses and, as such, are excluded from the expense limits. The limits are expressed as a percent of average net assets on an annualized basis. The Other Expenses limits and the agreement terms are as follows:

Series	Class R-6	Expiration
Diversified Real Asset Fund	0.02%	12/30/2026
Global Macro Fund	0.04%	12/30/2026
Global Multi-Strategy Fund	0.04%	12/30/2026
International Equity Index Fund	0.04%	12/30/2026
International Small Company Fund	0.04%	12/30/2026

SCHEDULE B

Series	Waiver	Expiration
Blue Chip Fund	0.03%	12/30/2026
Global Listed Infrastructure Fund	0.11%	12/30/2026
LargeCap Growth Fund I	0.016%	02/28/2027
LargeCap Value Fund III	0.02%	02/28/2027
MidCap Value Fund I	0.02%	02/28/2027
Overseas Fund	0.02%	02/28/2027
SmallCap Growth Fund I	0.02%	02/28/2027
SmallCap Value Fund II	0.02%	02/28/2027
For Government Money Market Fund, the Advisor has agreed contractually to reduce the fund’s management fees in an amount equal to all acquired fund fees and expenses through February 28, 2027.
For LargeCap Value Fund III, the Advisor has agreed contractually to reduce the fund’s management fees in an amount equal to the fund’s acquired fund fees and expenses represented by the fund’s investment in a particular unaffiliated exchange-traded fund that pursues a pure value investment strategy through February 28, 2027.
For Multi-Sector Income Fund1, the Advisor has agreed contractually to reduce the fund’s management fees in an amount equal to the fund’s acquired fund fees and expenses represented by the fund’s investment in affiliated exchange-traded funds through February 29, 2028.
For Spectrum Preferred and Capital Securities Income Fund, the Advisor has agreed contractually to reduce the fund’s management fees in an amount equal to the fund’s acquired fund fees and expenses represented by the fund’s investment in affiliated exchange-traded funds through December 30, 2027.
1 Effective August 25, 2026, the Diversified Income Fund will change its name to Multi-Sector Income Fund.